EXHIBIT 99.1

Woodward Reports Record Sales & Earnings for Fiscal Year 2024

2025 guidance reflects growth in key Aerospace and Industrial markets

FORT COLLINS, Colo., Nov. 25, 2024 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ: WWD) today reported financial results for its fiscal year 2024 and fourth quarter ending September 30, 2024.

All amounts are presented on an as reported (U.S. GAAP) basis unless otherwise indicated. All per share amounts are presented on a fully diluted basis. All comparisons are made to the same period of the prior year unless otherwise stated. All references to years are references to the Company’s fiscal year unless otherwise stated.

Fourth Quarter and Fiscal Year 2024 Overview

	Fourth Quarter 2024	Fiscal Year 2024
Net sales	$855M, +10%	$3.3B, +14%
Earnings per share (EPS)	$1.36, +2%	$6.01, +59%
Adjusted EPS[1]	$1.41, +6%	$6.11, +45%
Cash from operations	$142M, -7%	$439M, +42%
Free cash flow[1]	$118M, -12%	$343M, +48%

"We delivered record sales in fiscal 2024 with Woodward revenue exceeding $3 billion for the first time. Robust end market demand along with contributions from operational excellence fueled significant sales growth and earnings expansion,” said Chip Blankenship, Chairman and Chief Executive Officer. “In Aerospace, both commercial and defense OEM sales increased due to capacity improvements to meet customer demand, and commercial and defense aftermarket sales increased due to continued high aircraft utilization. Our Industrial business benefitted from increased sales in power generation and transportation. Our performance over the last year reflects the hard work and dedication of Woodward members to deliver on our value proposition and fulfill our purpose.

We enter fiscal 2025 with strong momentum. In Aerospace, we anticipate increasing revenue and margin expansion driven by continued strength in commercial markets and increased defense activity. In Industrial, we expect broad-based market strength in power generation and marine transportation, offset by a significant decline in sales related to China on-highway natural gas trucks. We remain focused on growth, operational excellence and innovation to drive shareholder value.”

Fiscal 2024 Key Highlights

  Completed $55 million, multi-year transformation of Aerospace Maintenance, Repair and Overhaul (MRO) facility in Loves Park, Illinois, to prepare for aftermarket growth
  Signed three MRO agreements:
    To continue servicing Woodward-manufactured components for Lufthansa Technik
    To be exclusive Thrust Reverser Actuation System (TRAS) MRO contractor for CF34-10E powered fleet for Australia-based Alliance Airlines
    For Turkish Technic to join Woodward’s global licensed asset management provider network, in support of the growing LEAP fleet
  Expanded participation in next generation aircraft development and demonstrator projects:
    Selected as rotary actuation technology provider for the NASA and Boeing Transonic Truss-braced Wing X-66A aircraft demonstrator
    Selected to provide Trim Control Module for JetZero Blended Wing Body Demonstrator
  Broke ground on Glatten, Germany, expansion to add capacity to support power generation and transportation growth
  Continued progress in automation and operational excellence through the installation of additional industrial robots and cobots

Fourth Quarter and Fiscal Year 2024 Company Results

Total Company Results

	Three Months Ended September 30,				Year Ended September 30,
Dollars in millions, except per share amounts	2024	2023	Year over Year		2024	2023	Year over Year
Income Statement
Total Sales	$855	$777	10%		$3,324	$2,915	14%
Net Earnings	83	83	1%		373	232	61%
Adjusted Net Earnings[1]	86	83	5%		379	259	47%
EPS	$1.36	$1.33	2%		$6.01	$3.78	59%
Adjusted EPS[1]	$1.41	$1.33	6%		$6.11	$4.21	45%
EBIT[1]	113	108	4%		495	321	54%
Adjusted EBIT[1]	117	108	8%		504	356	42%
Effective Tax Rate	18.0%	15.7%	230	bps	17.8%	15.7%	210	bps
Adjusted Effective Tax Rate[1]	18.4%	15.7%	270	bps	18.0%	16.8%	120	bps

Cash Flow and Financial Position
Cash from operating activities	$142	$153	-7%		$439	$309	42%
Free cash flow	118	134	-12%		343	232	48%
Adjusted free cash flow[1]	118	135	-13%		348	238	46%

Dividends Paid	15	13	12%		58	51	14%
Share Repurchases	86	100	-14		391	126	209%
Total Debt					872	722	21%
Debt to EBITDA[1] Leverage					1.4x	1.5x

Segment Results

Aerospace
	Three Months Ended September 30,				Year Ended September 30,
Dollars in millions	2024	2023	Year over Year		2024	2023	Year over Year
Commercial OEM	$194	$167	16%		$738	$651	13%
Commercial Aftermarket	174	142	22%		641	548	17%
Defense OEM	126	90	40%		407	369	10%
Defense Aftermarket	59	56	7%		243	201	21%

Revenue	553	455	22%		2,029	1,768	15%
Segment Earnings	106	78	35%		385	290	33%
Segment Margin %	19.2%	17.2%	200	bps	19.0%	16.4%	260	bps

The increase in segment earnings in the fourth quarter was primarily a result of price realization and higher volume, partially offset by inflation. The increase in segment earnings for the year was a result of price realization and higher volume, partially offset by inflation.

Industrial
	Three Months Ended September 30,				Year Ended September 30,
Dollars in millions	2024	2023	Year over Year		2024	2023	Year over Year
Transportation	$131	$162	-19%		$642	$527	22%
Power generation	109	106	4%		424	383	11%
Oil and gas	62	55	12%		230	236	-3%

Revenue	302	322	-6%		1,296	1,146	13%
Segment Earnings	38	54	-30%		230	162	42%
Segment Margin %	12.6%	16.9%	-430	bps	17.7%	14.1%	360	bps

The decrease in segment earnings in the fourth quarter was primarily a result of lower volume and unfavorable mix, partially offset by price realization. The increase in segment earnings for the year was a result of price realization and higher volume, partially offset by unfavorable mix.

Nonsegment
	Three Months Ended September 30,			Year Ended September 30,
Dollars in millions	2024	2023	Year over Year	2024	2023	Year over Year
Nonsegment Expenses	$(31)	$(24)	28%	$(120)	$(131)	-8%
Adjusted Nonsegment Expenses	(27)	(24)	10%	(112)	(96)	16%

Fiscal Year 2025 Guidance

Woodward’s fiscal 2025 guidance includes a continued strong demand environment and improving operational performance throughout the year. The Aerospace segment guidance includes increasing revenue and margin expansion driven by continued strength in commercial markets and increased defense activity. The Industrial segment guidance includes broad-based market strength in power generation and marine transportation, offset by a significant decline in sales related to China on-highway natural gas trucks. Our fiscal year 2025 guidance includes $40 million in sales related to China on-highway natural gas trucks, which would be a year-over-year decline of approximately $175 million.

Woodward, Inc. and Subsidiaries

Total Company
Sales	$3.30 billion - $3.50 billion
Effective Tax Rate	~20%
Capital Expenditures	~$115 million
EPS	$5.75 - $6.25
Free Cash Flow	$350 million - $400 million
Diluted shares outstanding	~61.5 million

Segment Data
Aerospace
Sales	up 6% - 13%
Segment Earnings (% of Sales)	20% - 21%
Industrial
Sales	down 7% - 11%
Segment Earnings (% of Sales)	13% - 14%

Conference Call

Woodward will hold an investor conference call at 5:00 p.m. EST, November 25, 2024, to provide an overview of the financial performance for its fiscal year 2024 and fourth quarter ending September 30, 2024, business highlights, and outlook for fiscal 2025. You are invited to listen to the live webcast of our conference call, or a recording, and view or download accompanying presentation slides at our website, www.woodward.com2.

You may also listen to the call by dialing 1-800-715-9871 (domestic) or 1-646-307-1963 (international). Participants should call prior to the start time to allow for registration; the Conference ID is 4675940. The call and presentation will be available on the website by selecting “Investors/Events & Presentations” from the menu and will remain accessible on the company’s website for one year.

About Woodward, Inc.

Woodward is the global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Our purpose is to design and deliver energy control solutions our partners count on to power a clean future. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Cautionary Statement

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, anticipated continued strong demand, continued improvements in our operational performance, the results of our ongoing focus on growth, operational excellence and innovation, including whether such focus ultimately leads to long-term term success and enhanced shareholder value, and statements regarding our business and guidance for fiscal year 2025, including our guidance for sales, segment sales as compared to the prior fiscal year, earnings per share, segment earnings margin, effective tax rate, free cash flow, capital expenditures, and diluted weighted average shares outstanding, as well as our assumptions regarding our guidance, anticipated trends in our business and markets, including increased revenue and margin expansion in our Aerospace segment, strength in commercial aerospace markets, defense activity in our Aerospace segment, broad-based market strength in power generation and marine transportation in our Industrial segment, anticipated weakness in the China on-highway natural gas truck market, including our assumptions regarding sales and demand in fiscal 2025. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to: (1) global economic uncertainty and instability, including in the financial markets that affect Woodward, its customers, and its supply chain; (2) risks related to constraints and disruptions in the global supply chain and labor markets; (3) Woodward’s long sales cycle; (4) risks related to Woodward’s concentration of revenue among a relatively small number of customers; (5) Woodward’s ability to implement and realize the intended effects of any restructuring efforts; (6) Woodward’s ability to successfully manage competitive factors including expenses and fluctuations in sales; (7) changes and consolidations in the aerospace market; (8) Woodward’s financial obligations including debt obligations and tax expenses and exposures; (9) risks related to Woodward’s U.S. government contracting activities including potential changes in government spending patterns; (10) Woodward’s ability to protect its intellectual property rights and avoid infringing the intellectual property rights of others; (11) changes in the estimates of fair value of reporting units or of long-lived assets; (12) environmental risks; (13) Woodward’s continued access to a stable workforce and favorable labor relations with its employees; (14) Woodward’s ability to manage various regulatory and legal matters; (15) risks from operating internationally; (16) cybersecurity and other technological risks; and other risk factors and risks described in Woodward's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, any subsequently filed Quarterly Report on Form 10-Q, as well as its Annual Report on Form 10-K for the year ended September 30, 2024, which we expect to file shortly, and other risks described in Woodward’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and Woodward assumes no obligation to update such statements, except as required by applicable law.

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited - in thousands except per share amounts)

	Three Months Ended September 30,		Year Ended September 30,
	2024	2023	2024	2023

Net sales	$854,488	$777,070	$3,324,249	$2,914,566
Costs and expenses:
Cost of goods sold	646,733	587,510	2,447,770	2,236,983
Selling, general and administrative expenses	77,729	65,944	307,499	269,692
Research and development costs	34,689	32,061	140,676	132,095
Restructuring charges	-	-	-	5,172
Interest expense	13,477	11,736	47,959	47,898
Interest income	(1,964)	(1,361)	(6,458)	(2,751)
Other (income) expense, net	(17,707)	(16,860)	(67,168)	(50,291)
Total costs and expenses	752,957	679,030	2,870,278	2,638,798
Earnings before income taxes	101,531	98,040	453,971	275,768
Income taxes	18,235	15,388	81,000	43,400
Net earnings	$83,296	$82,652	$372,971	$232,368

Earnings per share amounts:
Basic earnings per share	$1.40	$1.38	$6.21	$3.88
Diluted earnings per share	$1.36	$1.33	$6.01	$3.78
Weighted average common shares outstanding:
Basic	59,437	60,103	60,076	59,908
Diluted	61,385	62,039	62,084	61,482

Cash dividends paid per share	$0.2500	$0.2200	$0.9700	$0.8500

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	September 30,	September 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$282,270	$137,447
Accounts receivable	770,066	749,859
Inventories	609,092	517,843
Income taxes receivable	22,016	14,120
Other current assets	60,167	50,183
Total current assets	1,743,611	1,469,452
Property, plant, and equipment, net	940,715	913,094
Goodwill	806,643	791,468
Intangible assets, net	440,419	452,363
Deferred income tax assets	84,392	58,550
Other assets	353,135	325,276
Total assets	$4,368,915	$4,010,203

Liabilities and stockholders’ equity
Current liabilities:
Short term borrowings	217,000	-
Current portion of long term debt	85,719	75,817
Accounts payable	287,457	234,328
Income taxes payable	40,692	44,435
Accrued liabilities	292,642	262,616
Total current liabilities	923,510	617,196
Long-term debt, less current portion	569,751	645,709
Deferred income tax liabilities	121,858	132,819
Other liabilities	577,380	543,490
Total liabilities	2,192,499	1,939,214
Stockholders’ equity	2,176,416	2,070,989
Total liabilities and stockholders’ equity	$4,368,915	$4,010,203

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

	For the Year Ended September 30,
	2024	2023
Net cash provided by operating activities	$439,089	$308,543

Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(96,280)	(76,500)
Proceeds from sale of assets	2,292	488
Proceeds from business divestiture	1,800	-
Payments for business acquisition, net of cash acquired	-	878
Proceeds from sales of short-term investments	9,738	7,692
Payments for purchases of short-term investments	(6,767)	(6,109)
Net cash used in investing activities	(89,217)	(73,551)

Cash flows from financing activities:
Cash dividends paid	(58,286)	(51,027)
Proceeds from sales of treasury stock	89,875	50,749
Payments for repurchases of common stock	(390,819)	(126,380)
Borrowings on revolving lines of credit and short-term borrowings	2,962,800	2,323,500
Payments on revolving lines of credit and short-term borrowings	(2,745,800)	(2,390,300)
Payments of debt financing costs	-	(2,236)
Payments of long-term debt and finance lease obligations	(75,817)	(779)
Net cash used in financing activities	(218,047)	(196,473)
Effect of exchange rate changes on cash and cash equivalents	12,998	(8,916)
Net change in cash and cash equivalents	144,823	29,603
Cash and cash equivalents at beginning of year	137,447	107,844
Cash and cash equivalents at end of year	$282,270	$137,447

Woodward, Inc. and Subsidiaries
SEGMENT NET SALES AND EARNINGS
(Unaudited - in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2024	2023	2024	2023
Net sales:
Aerospace	$552,790	$454,870	$2,028,618	$1,768,103
Industrial	301,698	322,200	1,295,631	1,146,463
Total consolidated net sales	$854,488	$777,070	$3,324,249	$2,914,566
Segment earnings*:
Aerospace	$106,065	$78,281	$385,360	$290,104
As a percent of segment net sales	19.2%	17.2%	19.0%	16.4%
Industrial	38,015	54,451	229,857	161,622
As a percent of segment net sales	12.6%	16.9%	17.7%	14.1%
Total segment earnings	144,080	132,732	615,217	451,726
Nonsegment expenses	(31,036)	(24,317)	(119,745)	(130,811)
EBIT	113,044	108,415	495,472	320,915
Interest expense, net	(11,513)	(10,375)	(41,501)	(45,147)
Consolidated earnings before income taxes	$101,531	$98,040	$453,971	$275,768

*This schedule reconciles segment earnings, which exclude certain costs, to consolidated earnings before taxes.

Payments for property, plant and equipment	$24,087	$19,358	$96,280	$76,500
Depreciation expense	$21,084	$20,942	$82,578	$82,154

Woodward, Inc. and Subsidiaries
RECONCILIATION OF EARNINGS TO ADJUSTED NET EARNINGS[1]
(Unaudited - in thousands, except per share amounts)

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax
Net Earnings (U.S. GAAP)	$101,531	$83,296	$1.36	$98,040	$82,652	$1.33
Non-U.S. GAAP adjustments:
Non-recurring gain related to a previous acquisition	-	-	-	-	-	-
Business development activities	-	-	-	-	-	-
Non-recurring charge related to a previous acquisition	4,378	3,129	0.05	-	-	-
Certain non-restructuring separation costs	-	-	-	-	-	-
Specific charge for excess and obsolete inventory	-	-	-	-	-	-
Product rationalization	-	-	-	-	-	-
Non-recurring charge related to customer collections	-	-	-	-	-	-
Restructuring charges	-	-	-	-	-	-
Total non-U.S. GAAP adjustments	4,378	3,129	0.05	-	-	-
Adjusted net earnings (Non-U.S. GAAP)	$105,909	$86,425	$1.41	$98,040	$82,652	$1.33

Woodward, Inc. and Subsidiaries
RECONCILIATION OF EARNINGS TO ADJUSTED NET EARNINGS[1]
(Unaudited - in thousands, except per share amounts)

	Year Ended September 30, 2024			Year Ended September 30, 2023
	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax
Net Earnings (U.S. GAAP)	$453,971	$372,971	$6.01	$275,768	$232,368	$3.78
Non-U.S. GAAP adjustments:
Non-recurring gain related to a previous acquisition	(4,803)	(3,433)	(0.06)	-	-	-
Business development activities	5,902	4,456	0.07	-	-	-
Non-recurring charge related to a previous acquisition	4,378	3,129	0.05	-	-	-
Certain non-restructuring separation costs	2,666	2,013	0.04	2,208	1,661	0.03
Specific charge for excess and obsolete inventory	-	-	-	11,995	9,016	0.15
Product rationalization	-	-	-	10,504	7,896	0.13
Non-recurring charge related to customer collections	-	-	-	4,997	3,761	0.06
Restructuring charges	-	-	-	5,172	3,874	0.06
Total non-U.S. GAAP adjustments	8,143	6,165	0.10	34,876	26,208	0.43
Adjusted net earnings (Non-U.S. GAAP)	$462,114	$379,136	$6.11	$310,644	$258,576	$4.21

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBIT[1] AND ADJUSTED EBIT[1]
(Unaudited - in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2024	2023	2024	2023
Net earnings (U.S. GAAP)	$83,296	$82,652	$372,971	$232,368
Income taxes	18,235	15,388	81,000	43,400
Interest expense	13,477	11,736	47,959	47,898
Interest income	(1,964)	(1,361)	(6,458)	(2,751)
EBIT (Non-U.S. GAAP)	113,044	108,415	495,472	320,915
Non-U.S. GAAP adjustments*	4,378	-	8,143	34,876
Adjusted EBIT (Non-U.S. GAAP)	$117,422	$108,415	$503,615	$355,791

*See Reconciliation of Net Earnings to Adjusted Net Earnings[1] tables above for the list of Non-U.S. GAAP adjustments made in the applicable periods.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBITDA[1] AND ADJUSTED EBITDA[1]
(Unaudited - in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2024	2023	2024	2023
Net earnings (U.S. GAAP)	$83,296	$82,652	$372,971	$232,368
Income taxes	18,235	15,388	81,000	43,400
Interest expense	13,477	11,736	47,959	47,898
Interest income	(1,964)	(1,361)	(6,458)	(2,751)
Amortization of intangible assets	8,244	9,500	33,592	37,589
Depreciation expense	21,084	20,942	82,578	82,154
EBITDA (Non-U.S. GAAP)	142,372	138,857	611,642	440,658
Non-U.S. GAAP adjustments*	4,378	-	8,143	34,876
Adjusted EBITDA (Non-U.S. GAAP)	$146,750	$138,857	$619,785	$475,534

*See Reconciliation of Net Earnings to Adjusted Net Earnings[1] tables above for the list of Non-U.S. GAAP adjustments made in the applicable periods.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NONSEGMENT EXPENSES TO ADJUSTED NONSEGMENT EXPENSES[1]
(Unaudited - in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2024	2023	2024	2023
Nonsegment expenses (U.S. GAAP)	$31,036	$24,317	$119,745	$130,811
Non-recurring gain related to a previous acquisition	-	-	4,803	-
Business development activities	-	-	(5,902)	-
Non-recurring charge related to a previous acquisition	(4,378)	-	(4,378)	-
Certain non-restructuring separation costs	-	-	(2,666)	(2,208)
Specific charge for excess and obsolete inventory	-	-	-	(11,995)
Product rationalization	-	-	-	(10,504)
Restructuring charges	-	-	-	(5,172)
Non-recurring charge related to customer collections	-	-	-	(4,997)
Adjusted nonsegment expenses (Non-U.S. GAAP)	$26,658	$24,317	$111,602	$95,935

Woodward, Inc. and Subsidiaries
RECONCILATION OF CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW[1] AND ADJUSTED FREE CASH FLOW[1]
(Unaudited - in thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities (U.S. GAAP)	$141,760	$152,913	$439,089	$308,543
Payments for property, plant and equipment	(24,087)	(19,358)	(96,280)	(76,500)
Free cash flow (Non-U.S. GAAP)	117,673	133,555	342,809	232,043
Cash received for a non-recurring matter related to a previous acquisition	-	-	(4,803)	-
Cash paid for business development activities	-	-	5,902	-
Cash paid for non-recurring matter unrelated to the ongoing operations of the businesses	-	-	2,725	-
Cash paid for certain non-restructuring separation costs	-	-	985	977
Cash paid for restructuring charges	-	1,613	-	5,207
Adjusted free cash flow (Non-U.S. GAAP)	117,673	135,168	347,618	238,227

1Adjusted and Non-U.S. GAAP Financial Measures: Adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, and adjusted nonsegment expenses exclude, as applicable, (i) a non-recurring gain related to a previous acquisition, (ii) costs related to business development activities, (iii) non-recurring charge related to a previous acquisition, (iv) certain non-restructuring separation costs, (v) a specific charge for excess and obsolete inventory, (vi) product rationalization, (vii) a non-recurring charge related to customer collections, and (viii) restructuring charges. The product rationalization adjustment pertains to a non-recurring write-off of inventory and assets related to the elimination of certain product lines. The specific charge for excess and obsolete inventory pertains to a non-recurring process change that resulted in the identification and write down of certain excess inventory unrelated to product rationalization. The non-recurring charge related to customer collections pertains to a discrete process issue that was identified and corrected. The Company believes that these excluded items are short‐term in nature, not directly related to the ongoing operations of the business, and therefore, the exclusion of them illustrates more clearly how the underlying business of Woodward is performing. Adjusted free cash flow is free cash flow (defined below) minus cash received for a non-recurring matter related to a previous acquisition, plus cash paid for (i) business development activities, (ii) a non-recurring matter unrelated to the ongoing operations of the business, (iii) certain non-restructuring separation costs and (iv) restructuring charges. Management believes these adjustments to free cash flow better portray Woodward’s operating performance.

EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), free cash flow, adjusted free cash flow, adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, and adjusted nonsegment expenses are financial measures not prepared and presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Management uses EBIT and adjusted EBIT to evaluate Woodward’s operating performance without the impacts of financing and tax related considerations. Management uses EBITDA and adjusted EBITDA in evaluating Woodward’s operating performance, making business decisions, including developing budgets, managing expenditures, forecasting future periods, and evaluating capital structure impacts of various strategic scenarios. Management also uses free cash flow, which is derived from net cash provided by or used in operating activities less payments for property, plant, and equipment, as well as adjusted free cash flow (as described above), in reviewing the financial performance of Woodward’s various business segments and evaluating cash generation levels. Securities analysts, investors, and others frequently use EBIT, EBITDA and free cash flow in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of any of these non-U.S. GAAP financial measures is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Because adjusted net earnings, adjusted earnings per share, EBIT, EBITDA, adjusted EBIT, and adjusted EBITDA exclude certain financial information compared with net earnings, the most comparable U.S. GAAP financial measure, users of this financial information should consider the information that is excluded. Free cash flow and adjusted free cash flow do not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Woodward’s calculations of EBIT, EBITDA, adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, adjusted nonsegment expenses, free cash flow, and adjusted free cash flow may differ from similarly titled measures used by other companies, limiting their usefulness as comparative measures.

2Website, Facebook, X: Woodward has used, and intends to continue to use, its Investor Relations website, LinkedIn page, Facebook page, and X handle as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contact:	Dan Provaznik Director, Investor Relations 970-498-3849 Dan.Provaznik@woodward.com